Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS
Betsy Castenir
212-339-3424

INVESTOR RELATIONS
Robert Tucker
212-339-0861

RESPONSE TO MOODY’S PLACEMENT OF Aa3 RATING OF FINANCIAL SECURITY ASSURANCE INC. AND A3 RATING OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. ON REVIEW FOR POSSIBLE DOWNGRADE

New York, New York, May 20, 2009 – In response to Moody’s Investors Service (Moody’s)  placing the Aa3 insurance financial strength ratings of Financial Security Assurance Inc. (FSA)  and the A3 senior unsecured ratings of parent company, Financial Security Assurance Holdings Ltd. (FSA Holdings or the Company)  on review for possible downgrade, the Company said: “We believe Moody’s decision reflects its more pessimistic view of the performance of the residential mortgage-backed securities (RMBS) market at a time when we are beginning to see improving trends in our own insured portfolio of RMBS.  We plan to work closely with Assured Guaranty Ltd. in the weeks ahead to complete the sale of FSA and to demonstrate to Moody’s the strengths of the combined companies.”

In its comments, Moody’s noted that FSA’s conservative underwriting strategy has resulted in a generally high quality and diversified insurance portfolio beyond its mortgage-related exposures. Moody’s further reported that parent Dexia’s support, through capital infusions and backing of FSA’s asset management business, has helped FSA maintain a strong credit profile relative to other guarantors.

The Company

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees to clients in the global public finance markets. The principal operating subsidiary is Financial Security Assurance Inc. (FSA). The Company is a member of the Dexia group.

Forward-Looking Statements

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In filings with the Securities and Exchange Commission, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                  expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and future and conditional verbs such as “will,” “should,” “would,” “could” and “may” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                  the risks discussed in FSA Holdings’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under “Item 1A. Risk Factors”;

•                  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                  potential for reduced market appetite for FSA-insured securities due to potential rating downgrades by Fitch Ratings, Moody’s and Standard & Poor’s Ratings Services;

•                  the change in creditworthiness of, or the quality of support provided by, the Company’s parent Dexia, on whom FSA Holdings relies for credit and liquidity support of the FP business;

•                  market conditions, including the credit quality and market pricing of securities issued;

•                  competitive forces, including the conduct of other financial guaranty insurers and competition from alternative executions;

•                  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                  impairments to assets in the FP Investment Portfolio proving to be “other-than-temporary” rather than temporary, resulting in reductions in net income;

•                  changes in accounting principles or practices that may affect the Company’s reported financial results;

•                  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its General Investment Portfolio;

•                  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                  downgrade or default of one or more of FSA’s reinsurers;

•                  capacity limitations that may impair investor appetite for FSA-insured obligations;

•                  market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                  other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.